Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc. of our reports dated November 7, 2005, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc. included in its Registration Statement (Form S-1 No. 333-129656), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

February 24, 2006